Exhibit 10.1

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

TERMINALLING, TRANSPORTATION AND

STORAGE SERVICES AGREEMENT

This TERMINALLING, TRANSPORTATION AND STORAGE SERVICES AGREEMENT (the “Agreement”) is dated as of September 15, 2016, by and between St. Paul Park Refining Co. LLC, a Delaware limited liability company (“SPPR”) and Western Refining Terminals, LLC, a Delaware limited liability company (“WRT”). In consideration of the covenants and obligations contained herein, the Parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used throughout this Agreement shall have the meanings set forth below, unless otherwise specifically defined herein.

“Additive Facilities” has the meaning set forth in Section 16.1.

“Additized Gasoline” has the meaning set forth in Section 17.1.

“Adjusted Minimum Commitments” means the Adjusted Minimum Product Throughput Commitment, Adjusted Minimum Product Additive and Blending Commitment and Adjusted Minimum Product Storage Commitment.

“Adjusted Minimum Product Additive and Blending Commitment” means SPPR’s Minimum Product Additive and Blending Commitment, adjusted by deducting the applicable Stipulated Product Additive and Blending Commitment for each Terminal Facility that is no longer subject to this Agreement.

“Adjusted Minimum Product Storage Commitment” means SPPR’s Minimum Product Storage Commitment adjusted by deducting the applicable Stipulated Product Storage Commitment for each Terminal Facility that is no longer subject to this Agreement.

“Adjusted Minimum Product Throughput Commitment” means SPPR’s Minimum Product Throughput Commitment, adjusted by deducting the applicable Stipulated Product Throughput Commitment for each Terminal Facility that is no longer subject to this Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that (a) with respect to SPPR, the term “Affiliate” shall not include the Partnership or any of its subsidiaries and (b) with respect to WRT, the term “Affiliate” shall exclude SPPR and its Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.

“Average Daily Third Party Terminal Facility Utilization” has the meaning set forth in Section 5.1.

“Barrel” and “barrel” means a volume equal to 42 U.S. gallons of 231 cubic inches each adjusted to net gallons at 60° F in accordance with ASTM D-1250 Petroleum Measurement Tables, or the latest revisions thereof.

“Base Gasoline” has the meaning set forth in Section 17.1.

“Base Invoice Amount” has the meaning set forth in Section 7.1.

“Blending Instructions” has the meaning set forth in Section 20.3.

“Blending Services” has the meaning set forth in Section 20.1.

“bpd” means Barrels per day.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

“Capacity Resolution” has the meaning set forth in Section 30.3.

“Carrier” means SPPR or a third-party agent or contractor hired by SPPR, who is in the business of transporting volumes via tank truck or rail car.

“Commencement Date” has the meaning set forth in Section 2.1

“Confidential Information” has the meaning set forth in Section 34.1.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

“Credit” has the meaning set forth in Section 7.4.

“DCA” has the meaning set forth in Section 17.1.

“Definitive Agreement” has the meaning set forth in Section 28.2.

“EPA” has the meaning set forth in Section 17.1.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Excess Amounts” means:

(a) with respect to Product throughput services provided in any Month, the fee owed by SPPR to WRT for such services associated with volumes in excess of the Minimum Product Throughput Commitment for such Month; and

(b) with respect to Product Additive and Blending Services provided in any Month, the fee owed by SPPR to WRT for such services associated with volumes in excess of the Minimum Product Additive and Blending Commitment for such Month.

“Extension Period” has the meaning set forth in Section 3.1.

“First Offer Period” has the meaning set forth in Section 28.2.

“Force Majeure” means circumstances not reasonably within the control of WRT and which, by the exercise of due diligence, WRT is unable to prevent or overcome that prevent performance of any of WRT’s obligations, including: acts of God, strikes, lockouts or other industrial disturbances, wars, riots, fires, floods, storms, orders of courts or Governmental Authorities, explosions, terrorist acts, accidental disruption of service, breakage, breakdown of machinery, storage tanks or lines of pipe and inability to obtain or unavoidable delays in obtaining material or equipment and similar events.

“Force Majeure Notice” has the meaning set forth in Section 29.1.

“Force Majeure Period” has the meaning set forth in Section 29.1.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“LAC” has the meaning set forth in Section 17.1.

“Minimum Commitments” means the Minimum Product Storage Commitment, Minimum Product Throughput Commitment and Minimum Product Additive and Blending Commitment.

“Minimum Product Additive and Blending Commitment” means the aggregate minimum monthly volume of Products for all Product Additive and Blending Services set forth on Schedule 4.1; provided however, that the Minimum Product Additive and Blending Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Product Additive and Blending Fee” has the meaning set forth in Section 4.4.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Minimum Product Storage Commitment” means the aggregate minimum monthly volume of Products for storage services set forth on Schedule 4.1; provided however, that the Minimum Product Storage Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Product Storage Reservation Fee” has the meaning set forth in Section 4.2.

“Minimum Product Throughput Commitment” means an aggregate minimum monthly Product volumes for each mode of ingress or egress as set forth on Schedule 4.1; provided however, that the Minimum Product Throughput Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Product Throughput Fee” has the meaning set forth in Section 4.3.

“Modified Minimum Product Storage Reservation Fee” means the Minimum Product Storage Reservation Fee for a given Month less any Third Party Credit owed to SPPR for such Month.

“Month” means the period commencing on the Commencement Date and ending on the last day of the calendar month in which service begins and each successive calendar month thereafter.

“Notice Period” has the meaning set forth in Section 27.1.

“NTI” has the meaning set forth in Section 35.11.

“Partnership” means Western Refining Logistics, LP, a Delaware limited partnership, WRT’s parent entity.

“Partnership Change of Control” means Western Refining, Inc., ceasing to Control, directly or indirectly, the general partner of the Partnership.

“Party” or “Parties” means each of SPPR and WRT.

“Person” means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

“Prime Rate” means the prime interest rate as reported in the New York edition of the Wall Street Journal on the due date of the applicable payment.

“Product” means crude oil, asphalt, blendstocks, refined products and liquefied petroleum gas.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Product Additive and Blending Services” means ethanol and biodiesel blending and the injection of the following additives (loading racks and non-rack): generic gasoline additive, corrosion inhibitor #1, corrosion inhibitor #2, lubricity/conductivity additive, red dye, diesel winter additive, jet additive, anti-static additive, pour point depressant, premium diesel additive and any other additives that may be offered by WRT.

“Red Dye” has the meaning set forth in Section 18.1.

“Refinery” means the refinery owned and operated by SPPR, located in St. Paul Park, Minnesota.

“Restoration” has the meaning set forth in Section 30.2.

“Right of First Refusal” has the meaning set forth in Section 28.2.

“Second Offer Period” has the meaning set forth in Section 28.2.

“Shortfall Amount” has the meaning set forth in Section 7.2.

“Special Damages” has the meaning set forth in Section 23.1.

“Stipulated Commitments” means the Stipulated Product Additive and Blending Commitment, Stipulated Product Storage Commitment and Stipulated Product Throughput Commitment.

“Stipulated Product Additive and Blending Commitment” means the stipulated total barrels as set forth for each Terminal Facility on Schedule 29.3.

“Stipulated Product Storage Commitment” means the stipulated storage capacity for each Tank Type covered by the Minimum Product Storage Commitment.

“Stipulated Product Throughput Commitment” means the stipulated Product volume (pipeline, rail or truck) in barrels as set forth for each Terminal Facility on Schedule 29.3.

“Suspension Notice” has the meaning set forth in Section 27.1.

“Tank Type” means each tank type located at the Terminal Facilities and listed under the column captioned “Tank Type” in Part A of Schedule 4.1.

“Term” and “Initial Term” shall each have the meaning set forth in Section 3.1.

“Terminal Facilities” means WRT’s terminals, storage tanks, loading racks, rail facilities and barge facilities located at or adjacent to SPPR’s refinery in St. Paul Park, Minnesota, and WRT’s standalone tank farm located in Cottage Grove, Minnesota.

“Termination Notice” has the meaning set forth in Section 29.1.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

“Third Party Credit” has the meaning set forth in Section 5.1.

“Transmix” has the meaning set forth in Section 13.1.

“SPPR” has the meaning set forth in the Preamble.

“WNR” means Western Refining, Inc. a Delaware corporation.

“WNR Credit Facility” Third Amended and Restated Revolving Credit Agreement, dated as of May 27, 2016, by and among WNR, the other persons party thereto as guarantors, the Lenders signatory thereto and Bank of America, N.A., as Administrative Agent, together with all amendments, modifications, restatements, replacements, refinancings, renewals, extensions and rearrangements thereof.

“WRT” has the meaning set forth in the Preamble.

ARTICLE 2

COMMENCEMENT DATE

2.1 The date of this Agreement shall be the “Commencement Date”.

ARTICLE 3

TERM

3.1 The initial term of this Agreement shall commence on the Commencement Date and shall continue through September 15, 2026 (the “Initial Term”); provided, however, that the Initial Term may be extended for up to two (2) renewal terms of five (5) years each (each, an “Extension Period”) upon the mutual agreement in writing of WRT and SPPR no less than ninety (90) days prior to the end of the Initial Term or the then-current Extension Period. The Initial Term, and any extensions of this Agreement as provided above, shall collectively be referred to herein as the “Term.”

ARTICLE 4

MINIMUM PRODUCT COMMITMENTS

4.1 Minimum Product Commitments. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month SPPR shall:

(a) Reserve the Minimum Product Storage Commitment at the Terminal Facilities for which SPPR shall pay a Minimum Product Storage Reservation Fee;

(b) Throughput the Minimum Product Throughput Commitment at the Terminal Facilities for which SPPR shall pay a Minimum Product Throughput Fee; and

(c) Utilize Product Additive and Blending Services at the Terminal Facilities at the Minimum Product Additive and Blending Commitment for which SPPR shall pay a Minimum Product Additive and Blending Fee.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(d) For the avoidance of doubt, these are monthly system-wide fee commitments for all Terminal Facilities. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month WRT shall provide storage services, throughput services and Product Additive and Blending Services at the Terminal Facilities in no less than the volumes covered under the Minimum Product Storage Commitment, the Minimum Product Throughput Commitment and the Minimum Product Additive and Blending Commitment, as applicable.

4.2 Product Storage Reservation Fee. WRT shall provide Product storage services and SPPR shall pay the per barrel fees set forth on Schedule 4.2 to reserve, on a firm basis, the Minimum Product Storage Commitment for each Tank Type. The aggregate of these fees on a monthly basis for all Tank Types shall be referred to as the “Minimum Product Storage Reservation Fee.” WRT may, but shall have no obligation to, utilize any shell capacity not being used by SPPR to provide storage to third parties; provided, however, that (a) SPPR shall be entitled to a corresponding Third Party Credit, as defined below, and (b) WRT shall be required, to the extent SPPR desires to utilize any then-available storage capacity, to prioritize SPPR’s utilization of such storage capacity over third-party customers.

4.3 Product Throughput Fees. WRT shall provide Product throughput services, and SPPR shall pay the per barrel fees set forth on Schedule 4.2 for the Product volumes SPPR throughputs at the Terminal Facilities. The aggregate of these fees based on the Minimum Product Throughput Commitment on a monthly basis for all Terminal Facilities shall be referred to as the “Minimum Product Throughput Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity at any given Terminal Facility, SPPR may utilize Product throughput capacity in excess of the Minimum Product Throughput Commitment and, in such circumstances, WRT shall prioritize SPPR’s utilization of such throughput capacity over third-party customers. Any such excess Product throughput volumes will be at the per barrel throughput fees set forth on Schedule 4.2. WRT may utilize any throughput capacity not being used by SPPR to provide throughput to third parties, provided, however, that WRT shall be required, to the extent SPPR desires to utilize any then-available throughput capacity, to prioritize SPPR’s utilization of such throughput capacity over third-party customers.

4.4 Product Additive and Blending Fees. WRT shall provide the Product Additive and Blending Services, and SPPR shall pay the per barrel fees set forth on Schedule 4.2 for such Product Additive and Blending Services. The aggregate of these fees based on the Minimum Product Additive and Blending Commitment on a monthly basis shall be referred to as the “Minimum Product Additive and Blending Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity at any given Terminal Facility, SPPR may utilize Product Additive and Blending Services in excess of the Minimum Product Additive and Blending Commitment and, in such circumstances, WRT shall prioritize SPPR’s utilization of such Product Additive and Blending Services over third-party customers. Any such excess Product Additive and Blending Services will be at the per barrel fees set forth on Schedule 4.2. In addition, SPPR shall reimburse WRT for the costs (including shipping, delivery and other ancillary costs) of all additives WRT injects or blends into volumes tendered by or on behalf of SPPR at the Terminal Facilities. WRT may utilize any additive and blending capacity not being

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

used by SPPR to provide additive and blending services to third parties, provided, however, that WRT shall be required, to the extent SPPR desires to utilize any then-available additive and blending capacity, to prioritize SPPR’s utilization of such additive and blending capacity over third-party customers.

4.5 Additional Services. If SPPR requests services related to Products different in kind, scope or frequency from services provided for in this Agreement, then the Parties shall negotiate in good faith to determine whether such services may be provided and the appropriate rates to be charged for such additional services.

ARTICLE 5

THIRD PARTY CREDITS

5.1 Third Party Credit. At the conclusion of each Month, WRT shall calculate the “Average Daily Third Party Terminal Facility Utilization” of all Tank Types, which shall be a fraction, (a) the numerator of which is the sum of, for each day in such Month, the number of barrels of Product stored for third parties in the shell capacity set forth on Schedule 4.1 for all Tank Types and (b) the denominator of which is (x) the aggregate shell capacity set forth on Schedule 4.1 for all Tank Types multiplied by (y) the number of days in such Month. For each Month, the product of the Average Daily Third Party Terminal Facility Utilization and the Minimum Product Storage Reservation Fee shall be the “Third Party Credit”. Each Month, the total fees due to WRT for Product storage services for all Tank Types will be reduced (but not below zero) by the amount of such Third Party Credit.

ARTICLE 6

SURCHARGES; FEE ADJUSTMENTS

6.1 Surcharges. If WRT agrees to make capital expenditures at SPPR’s request or if new or revised laws or regulations that affect any of the services WRT provides to SPPR under this Agreement are enacted or promulgated that require WRT to make material (individually or in the aggregate) capital expenditures, WRT shall have the right to impose a monthly surcharge on the services provided under this Agreement to cover the costs of such requested capital expenditures, or SPPR’s share of the costs of complying with the new or revised laws or regulations but only after WRT has made commercially reasonable efforts to mitigate the effect of such laws or regulations. SPPR’s share of such costs will be calculated based on the volumes of Product WRT has handled for SPPR during the previous three (3) months compared to the total volumes of Product handled by WRT for the same period.

6.2 Fee Adjustments. All fees set forth in this Agreement shall be adjusted on July 1 of each year by a percentage equal to the change in the Producer Price Index for Finished Goods, seasonally adjusted, as published by the Department of Labor; provided, however, that no fee shall be decreased below the applicable initial minimum fee in effect as of the Commencement Date.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

ARTICLE 7

PAYMENT; SHORTFALL PAYMENTS

7.1 Base Invoice Amount. Each Month WRT shall invoice SPPR for fees owed to WRT monthly based upon actual storage utilized, actual throughput and actual Product Additive and Blending Services utilized (the “Base Invoice Amount”).

7.2 Shortfall Amount. If the Base Invoice Amount is less than the total of the Modified Minimum Product Storage Reservation Fee, Minimum Product Throughput Fee and Minimum Product Additive and Blending Fee for such Month WRT shall also invoice SPPR for such difference (the “Shortfall Amount”).

7.3 Payment Terms. SPPR shall pay all amounts due pursuant to Sections 6.1, 7.1, 7.2 and 9.1 within ten (10) calendar days after SPPR’s receipt of WRT’s invoices. Any undisputed past due payments owed by SPPR to WRT shall accrue interest, payable on demand, at a rate equal to the Prime Rate plus two percent per annum from the due date of the payment through the actual date of payment.

7.4 Shortfall Credit. The dollar amount of any Shortfall Amount attributable to throughput, Additive and Blending Services (but not storage) paid by SPPR shall be posted as a credit (a “Credit”) to SPPR’s account and may be applied against any Excess Amounts owed by SPPR during any of the succeeding twelve (12) Months. Credits will be applied in the order in which such Credits accrue and any remaining portion of the Credit that is not used by SPPR during the succeeding twelve (12) Months shall expire (e.g., a Credit that accrues in January 2017 will be available through January 2018, will expire at the end of January 2018, and must be applied prior to applying any Credit which accrued in February 2017).

ARTICLE 8

VOLUME LOSSES

8.1 WRT shall bear the risk of loss for Products volumes throughput by WRT at a Terminal Facility to the extent that such losses exceed 0.20% of the Products volumes throughput by WRT at such Terminal Facility. Losses of Products volumes shall be determined and accounted for as of the end of each Month. If volume losses of any Products exceed 0.20% during any particular Month, WRT shall pay SPPR for the difference between the actual loss and the 0.20% allowance at a price per barrel for crude oil equal to such Month’s calendar day average for NYMEX WTI less $8.00 per barrel and for all Products other than crude oil equal to the Oil Price Information Service Gulf Coast monthly average for such Product.

ARTICLE 9

REIMBURSEMENT

9.1 SPPR shall pay, cause to be paid or reimburse WRT for all taxes (other than income taxes, gross receipt taxes, personalty and other property taxes and similar taxes) and non-routine, non-recurring extraordinary regulatory and third-party fees imposed by any federal, state, local, foreign or other government that WRT incurs on SPPR’s behalf for the services provided to SPPR under this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

9.2 In addition, SPPR will reimburse WRT for the actual cost of any capital expenditures WRT incurs at SPPR’s written request pursuant to any capital budget previously agreed upon in writing by the parties. WRT must obtain SPPR’s prior written consent before incurring any costs in excess of any approved capital budget.

9.3 If cleaning of any tanks is performed by WRT at the specific request of SPPR, SPPR shall reimburse WRT for all costs to clean, degas or otherwise prepare the tank(s).

9.4 All of the foregoing reimbursements, together with the additive cost reimbursements described in Section 4.4, shall be made in accordance with the payment terms set forth in Section 7.3.

ARTICLE 10

CONTROL, CUSTODY, TRANSFER AND TITLE

10.1 Control. Control and operation of each Terminal Facility shall rest exclusively with WRT. WRT shall be an independent contractor with respect to all services it provides under this Agreement. WRT may suspend operations at each Terminal Facility if WRT believes that any Person, equipment, or the environment is at risk of injury or damage.

10.2 Custody.

(a) Pipeline Receipts. For volumes received into a Terminal Facility by pipeline, custody of the volumes shall pass to WRT at the flange where it enters the Terminal Facility’s receiving line.

(b) Pipeline Deliveries. For volumes delivered by a Terminal Facility into a pipeline, custody of the volumes shall pass to SPPR at the flange where it exits the Terminal Facility’s delivery line.

(c) Rail. For volumes received by rail, custody shall pass to WRT at the flange where the hoses at WRT’s facility interconnect with the rail car.

(d) Truck. For receipts and deliveries of volumes to or from trucks, custody shall pass at the flange where the hoses at WRT’s facility interconnect with the truck.

(e) Barge. For receipts and deliveries of volumes to or from barges, custody shall pass at the flange where the hoses at WRT’s facility interconnect with the barge.

10.3 General. Each Party shall be solely responsible for any loss, damage or injury to person or property or the environment, arising out of transportation, possession or use of such volumes while in that Party’s custody, subject to the loss allowance provisions hereof or unless otherwise provided herein. Title to all volumes received in the Terminal Facilities by or on behalf of SPPR shall remain with SPPR at all times. Both Parties acknowledge that this

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Agreement represents a bailment of such volumes by SPPR to WRT and not a consignment of such volumes, it being understood that WRT has no authority hereunder to sell or seek purchasers for the volumes of SPPR, except as provided in Section 13.1 below. SPPR hereby warrants that it shall, at all times, have good title to and the right to deliver, throughput, store and receive all volumes tendered hereunder to WRT pursuant to the terms of this Agreement. SPPR shall at all times be the blender of record and shall retain and be entitled to any renewable identification numbers.

ARTICLE 11

PRODUCT QUALITY

11.1 SPPR warrants that all volumes delivered under this Agreement shall meet the latest applicable industry specifications for such volumes and contain no deleterious substances or concentrations of any contaminants that may make it or its components commercially unacceptable in general industry application. SPPR shall not deliver to any of the Terminal Facilities any volumes which: (a) would in any way be injurious to any of the Terminal Facilities; (b) would render any of the Terminal Facilities unfit for the proper storage of similar products; (c) would contaminate or otherwise downgrade the quality of the Products stored; (d) may not be lawfully stored at the Terminal Facilities; or (e) otherwise do not meet applicable specifications for such volumes. If, however, there are volumes that do not have such applicable specifications, the specifications shall be mutually agreed upon by the Parties. Should SPPR’s commingled volumes not meet or exceed the minimum quality standards set forth in this Agreement, SPPR shall be liable for all loss, damage and cost incurred thereby, including damage to volumes of third parties commingled with SPPR’s unfit volumes.

11.2 WRT shall have the right to store compatible products received for SPPR’s account with products belonging to WRT or third parties in WRT’s fungible products storage tanks. WRT shall handle SPPR’s fungible volumes in accordance with WRT’s prevailing practices and procedures for handling such products. The quality of all volumes tendered into storage for SPPR’s account shall be verified either by SPPR’s refinery analysis or supplier’s certification, such that volumes so tendered shall meet WRT’s specifications. All costs for such analysis shall be borne solely by SPPR. WRT shall have the right to sample any volumes tendered to the Terminal Facilities hereunder. The cost of such sampling shall be borne solely by WRT. Subject to Section 13.1, all volumes returned to SPPR shall meet or exceed the Product specifications of such volumes when delivered by SPPR to WRT.

11.3 WRT shall exercise reasonable care to ensure that all volumes delivered by third parties into commingled storage with SPPR’s volumes meet applicable specifications for such Product. In the event that SPPR’s volumes are commingled with third-party volumes that do not meet or exceed the minimum quality standards set forth in this Agreement, WRT shall be liable for all loss, damage and cost incurred thereby.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

ARTICLE 12

MEASUREMENT

12.1 All quantities of volumes: (a) received or delivered by or into truck, rail or barge shall be measured and determined based upon the meter readings at each Terminal Facility, as reflected by delivery tickets or bills of lading, or if such meters are unavailable, by applicable calibration tables; (b) received and delivered by pipeline shall be measured and determined based upon the meter readings of the pipeline operator, as reflected by delivery tickets, or if such meters are unavailable, by applicable calibration tables; (c) delivered by book transfer shall be reflected by entries in the books of WRT.

12.2 Meters and temperature probes shall be calibrated according to applicable API standards; provided, however, that those meters utilized to determine losses for purposes of Article 8 shall be calibrated monthly at WRT’s sole expense. SPPR shall have the right, at its sole expense, and in accordance procedures at the applicable Terminal Facility, to independently certify said calibration. Storage tank gauging shall be performed by WRT’s personnel. WRT’s gauging shall be deemed accurate unless challenged by an independent certified gauger. SPPR may perform joint gauging at its sole expense with WRT’s personnel. If SPPR should request an independent gauger, such gauger must be acceptable to WRT, and such gauging shall be at SPPR’s sole expense.

ARTICLE 13

PRODUCT DOWNGRADE AND INTERFACE

13.1 Volumes downgraded as a result of ordinary Terminal Facility or pipeline operations including line flushing, rack meter provings or other necessary Terminal Facility operations shall not constitute losses for which WRT is liable to SPPR. WRT shall account for the volumes downgraded, and SPPR’s inventory of volumes and/or interface shall be adjusted, provided that, in some cases interface volumes (“Transmix”) received shall be ratably shared between SPPR and other customers receiving volumes in the same shipment or stored in commingled storage. SPPR shall remove its Transmix upon notice from WRT and shall be subject to applicable throughput fees upon its removal. If Transmix is not removed within fifteen (15) days after notification, WRT shall have the right to sell such Transmix at market rates and return any proceeds to SPPR, less applicable throughput fees and storage and delivery costs in effect at the time of such sale.

ARTICLE 14

PRODUCT DELIVERIES, RECEIPTS AND WITHDRAWALS

14.1 All supervised deliveries, receipts and withdrawals hereunder shall be made within the normal business hours of each Terminal Facility and at such times as may be required by SPPR upon prior notice and approval by WRT, all in accordance with the agreed-upon scheduling. Unsupervised deliveries, receipts and withdrawals shall be made only with WRT’s prior approval and in strict accordance with WRT’s current operating procedures for the Terminal Facilities. SPPR warrants that all vehicles permitted to enter the Terminal Facilities on behalf of SPPR shall meet all requirements and standards promulgated by applicable regulatory

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

authority including the Department of Transportation, the Occupational Safety and Health Administration, the EPA and the United States Coast Guard. SPPR further warrants that it shall only send to the Terminal Facilities those employees, agents and other representatives acting on behalf of and at SPPR’s direction who have been properly instructed as to the characteristics and safe hauling methods associated with the products to be loaded and hauled. SPPR further agrees to be responsible to WRT for the performance under this Agreement by its third party agents and/or representatives delivering or receiving volumes at the Terminal Facilities.

14.2 SPPR shall withdraw from the Terminal Facilities only those volumes that it is authorized to withdraw hereunder. SPPR shall neither duplicate nor permit the duplication of any loading device (i.e., card lock access) provided hereunder. SPPR shall be fully and solely responsible for all volumes loaded through the use of the loading devices issued to SPPR in accordance with this Agreement; provided, however; that SPPR shall not have any responsibility or liability hereunder in the event that the load authorization system provided hereunder fails or malfunctions in any way.

14.3 Both Parties shall abide by all federal, state and local statutes, laws and ordinances and all rules and regulations which are promulgated by WRT and which are either furnished to SPPR or posted at the Terminal Facilities, with respect to the use of the Terminal Facilities. It is understood and agreed by SPPR that these rules and regulations may be changed, amended or modified by WRT at any time. All changes, amendments and modifications shall become binding upon SPPR ten (10) days following the posting of a copy at the affected Terminal Facilities or the receipt by SPPR of a copy, whichever occurs sooner.

14.4 For all purposes hereunder, SPPR’s jobbers, distributors, Carriers, haulers and other customers designated in writing or otherwise by SPPR to have loading privileges under this Agreement or having possession of any loading device furnished to SPPR pursuant to this Agreement, together with their respective officers, servants and employees, shall, when they access the Terminal Facilities, be deemed to be representatives of SPPR.

ARTICLE 15

DELIVERIES INTO TRANSPORT TRUCKS

15.1 Prior to transporting any volumes loaded into transport trucks at the Terminal Facilities, SPPR and its Carriers shall make or cause to be made, the following certifications on the delivery receipt or bill of lading covering the Products received: the materials being transported are properly classified, described, packaged, marked and labeled, and are in proper condition for transportation according to the applicable regulations of the Department of Transportation; the cargo tank used for shipment is a proper container for the Product loaded therein and complies with Department of Transportation specifications and the cargo tank is properly placarded and marked to comply with regulations pertaining to hazardous materials.

15.2 WRT may require each Carrier coming into the Terminal Facilities to enter into a customary Access Agreement with WRT and to carry the levels and types of insurance, with appropriate endorsements and certificates, specified for SPPR hereunder.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

ARTICLE 16

LUBRICITY, CONDUCTIVITY AND OTHER ADDITIVES

16.1 WRT owns, maintains and operates facilities to provide lubricity, conductivity and other additives (the “Additive Facilities”) at each of the Terminal Facilities. WRT shall continue to maintain and operate such Additive Facilities in accordance with customary industry standards during the term of this Agreement, including all required reporting and record keeping prescribed by Applicable Law.

16.2 During the term of this Agreement, WRT shall arrange for purchase and delivery of any and all required additives for injection through the Additive Facilities at the Terminal Facilities.

16.3 During the term of this Agreement, WRT shall inject into all Ultra Low Sulfur Diesel delivered to SPPR at the Terminal Facilities an amount and type of additives that it determines to be sufficient to comply with current ASTM diesel lubricity and conductivity specifications. WRT shall, upon request, provide SPPR with documentation of additive specifications and additive injection, which WRT shall keep on file at each Terminal Facility.

16.4 The cost for the Product Additive and Blending Services described in this Article 16 are forth on Schedule 4.2.

ARTICLE 17

DCA ADDITIVE INJECTION

17.1 All gasoline volumes leaving the Terminal Facilities shall be additized (“Additized Gasoline”). As an exception, WRT shall accommodate a request from SPPR to lift base gasoline from the Terminal Facilities in accordance with this Section. In that case, the bill of lading issued by WRT shall label all such volumes as base gasoline (“Base Gasoline”). WRT shall provide a generic Deposit Control Additive (“DCA”) injection service, including all required reporting and record keeping prescribed by Applicable Law. The additive supplied shall be a U.S. Environmental Protection Agency (“EPA”) certified DCA. Subject to the other provisions hereof, SPPR may request WRT to instead inject a different proprietary DCA into certain gasoline delivered hereunder, instead of the generic DCA provided by WRT, and WRT shall accommodate such requests, subject to SPPR providing a suitable Additized Gasoline system for such proprietary additive. WRT shall ensure that such additive is injected into all appropriate gasoline volumes delivered to SPPR at a rate no lower than the Lowest Allowable Concentration (“LAC”) at which such additive was certified. The gasoline additization rate shall be determined by SPPR, but shall not be less than 1.1 times the LAC specified by the respective additive manufacturer or supplier. WRT shall accommodate SPPR’s requests for higher additive injection rates in accordance with the fees in Schedule 4.2 of this Agreement. SPPR shall submit all such requests in writing to WRT.

17.2 Notwithstanding the above, SPPR shall be solely responsible for registering with the EPA or any other government agency its use of generic or proprietary additive in its fuels, as required by Applicable Law. SPPR shall submit to each applicable Terminal Facility evidence of

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

registration in compliance with 40 C.F.R. Part 80. SPPR shall also be responsible for full compliance with any quarterly or other regulatory reporting requirements, and any other requirements under Applicable Law, rule or regulation related to use of generic or proprietary additive in SPPR’s volumes.

17.3 The cost for the Product Additive and Blending Services described in this Article 17 are set forth on Schedule 4.2.

ARTICLE 18

RED DYE INJECTION

18.1 WRT shall provide a generic red dye additive (“Red Dye”) injection service for diesel, including all required reporting and recordkeeping prescribed by Applicable Law. WRT shall be responsible for determining the injection rates, Red Dye inventory levels, meter readings, and calculations of actual treat rates, in compliance with the minimum levels prescribed by the Internal Revenue Service.

18.2 SPPR is responsible for designating which of its accounts shall be authorized to use Red Dye diesel injection services. WRT equipment shall enable designated Carriers and accounts to inject Red Dye upon request prior to loading diesel volumes at Terminal Facilities. SPPR’s and its Carrier shall be solely responsible for designating that a load of diesel volumes be injected with Red Dye, and WRT shall have no liability with regard to whether a load is additized with Red Dye. WRT shall not be responsible for any loss, damage or liability that arises from Carrier injecting or failing to inject Red Dye into SPPR’s volumes.

18.3 The cost for the Product Additive and Blending Services described in this Article 18 are set forth on Schedule 4.2.

ARTICLE 19

SPECIAL ADDITIVE EQUIPMENT

19.1 To the extent SPPR requests special additive equipment, and subject to the other provisions set forth herein and the availability of suitable space in a Terminal Facility, WRT shall install and maintain at the Terminal Facilities, at SPPR’s sole risk, cost and expense, such special additive equipment as may be desirable for volumes to be delivered to SPPR’s account hereunder. The engineering and installation of any fixture, equipment or appurtenance placed on the Terminal Facilities in respect thereof shall be subject to WRT’s prior approval. During the Term of this Agreement, WRT shall operate the special additive equipment, and WRT shall be paid a fee for such operation to be mutually agreed upon by the Parties prior to the installation of such equipment. The location, installation, and maintenance of such special additive equipment shall be as specified in writing by SPPR and agreed to by WRT. SPPR shall reimburse WRT for the costs of installing and maintaining any special additive equipment within ten days after receipt of an invoice from WRT for such costs. Upon completion of the installation of the special additive equipment, the special additive equipment shall become the property of WRT, free and clear of any security interest or lien.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

19.2 SPPR shall reimburse WRT for any and all necessary modifications to a special additive system required by SPPR during the Term of this Agreement.

ARTICLE 20

ETHANOL & BIODIESEL BLENDING SERVICES

20.1 Where ethanol and/or biodiesel receiving, storage and blending facilities are available at a Terminal Facility, and upon SPPR’s request, WRT shall receive, store and blend ethanol into SPPR’s gasoline and biodiesel into SPPR’s diesel, as applicable, at a Terminal Facility (“Blending Services”). WRT shall provide and operate all equipment required for the Blending Services. The equipment shall consist of truck and/or rail unloading racks, tanks, pumps, motors, injectors, computer control, and any other ancillary equipment necessary for the providing of the Blending Services.

20.2 SPPR shall be solely responsible for supplying inventories of ethanol and biodiesel, at its own expense, including the scheduling and transporting of ethanol and biodiesel into the Terminal Facilities, subject to mutually agreeable notice and scheduling procedures specified by WRT. WRT shall receive SPPR’s ethanol into fungible ethanol storage at the Terminal Facility. WRT shall receive SPPR’s biodiesel into fungible biodiesel storage at the Terminal Facility.

20.3 SPPR shall provide, in writing, to each Terminal Facility where the applicable Blending Services are requested by SPPR, the desired blending ratio of (a) ethanol to gasoline, for each grade of SPPR’s gasoline volumes and/or (b) biodiesel to diesel, in each case prior to blending (the “Blending Instructions”). WRT shall not change the blending ratios without the prior written authorization of SPPR.

20.4 WRT shall maintain for a minimum of five (5) years written or electronic records of the type and volume of oxygenate blended into SPPR’s gasoline.

20.5 WRT shall maintain an industry standard quality assurance oversight program of the ethanol and biodiesel blending process. WRT shall provide SPPR with an end-of-year report that, at a minimum, summarizes the volume of SPPR’s gasoline and diesel received by WRT, the volume of oxygenate added to SPPR’s gasoline, and total volume of blended gasoline and diesel.

20.6 WRT shall allow SPPR or its agents to monitor the oxygenate blending operation by periodic audit, sampling, testing and/or records review to ensure the overall volumes and type of oxygenate blended into gasoline is consistent with the oxygenate claimed by SPPR as required by 40 CFR 80.101(d)(4)(ii)(B)(2).

20.7 WRT shall rely on the Blending Instructions and data provided by SPPR in performing its obligations under this Agreement. SPPR agrees to be solely responsible for all claims arising from WRT’s use of or reliance on the Blending Instructions and data.

20.8 When performing the Blending Services as per SPPR’s Blending Instructions, WRT shall not certify to SPPR that blended gasoline or diesel does or shall meet any federal,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

state or local regulatory specifications. SPPR agrees that it is receiving from WRT the blended gasoline or diesel in an “AS IS, WHERE IS” condition without warranties of any kind, including any warranties of merchantability or fitness for a particular purpose, or its ability to meet any regulatory specifications.

20.9 The cost for the Product Additive and Blending Services described in this Article 20 are set forth on Schedule 4.2.

ARTICLE 21

ACCOUNTING PROVISIONS AND DOCUMENTATION

21.1 WRT shall furnish SPPR with the following reports covering services hereunder involving SPPR’s volumes:

(a) Within ten (10) Business Days following the end of the Month, a statement showing, by Product: (i) SPPR’s monthly aggregate deliveries into the Terminal Facilities; (ii) SPPR’s monthly receipts from the Terminal Facilities; (iii) calculation of all of SPPR’s monthly storage and handling fees; (iv) SPPR’s opening inventory for the preceding Month; (v) appropriate monthly loss allowance adjustments (as applicable in accordance with Article 8); and (vi) SPPR’s closing inventory for the preceding Month.

(b) A copy of any meter calibration report, to be available for inspection upon reasonable request by SPPR at the Terminal Facilities following any calibration.

(c) Upon delivery from the Terminal Facilities and to the extent available, a hard copy bill of lading to the Carrier for each truck, rail or barge delivery. Upon reasonable request only, a hard copy bill of lading shall be provided to SPPR’s accounting group. Upon each truck delivery from the Terminal Facilities, bill of lading information shall be sent electronically through General Electric Information Services Petroex System or other mutually agreeable system.

(d) Transfer documents for each in-tank transfer.

21.2 WRT shall be required to maintain the capabilities to support truck load authorization technologies at each Terminal Facility. However, costs incurred by WRT for periodic software updates, replacement of loading systems or software or other upgrades made at the request of SPPR shall be recoverable from SPPR either as a lump sum payment or through an increase in terminalling fees. Notwithstanding the foregoing, if an update, replacement or upgrade is made other than at SPPR’s request, WRT and SPPR shall mutually agree on a fee for such update, replacement or upgrade.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

ARTICLE 22

AUDIT AND CLAIMS PERIOD

22.1 Each Party and its duly authorized agents and/or representatives shall have reasonable access to the accounting records and other documents maintained by the other Party which relate to this Agreement, and shall have the right to audit such records at any reasonable time or times during the Term of this Agreement and for a period of up to three years after termination of this Agreement. Claims as to shortage in quantity or defects in quality shall be made by written notice within thirty (30) days after the delivery in question or shall be deemed to have been waived.

ARTICLE 23

LIMITATION ON LIABILITY

23.1 Notwithstanding anything to the contrary contained herein, neither Party shall be liable or responsible to the other Party or such other Party’s Affiliates for any consequential, incidental, or punitive damages, or for loss of profits or revenues (collectively referred to as “Special Damages”) incurred by such Party or its Affiliates that arise out of or relate to this Agreement, regardless of whether any such claim arises under or results from contract, tort, or strict liability; provided that the foregoing limitation is not intended and shall not affect Special Damages imposed in favor of Persons that are not Parties or Affiliates to the Parties. THE PARTIES AGREE THAT THE RESTRICTIONS AND LIMITATIONS ON DAMAGES CONTAINED HEREIN DO NOT DEPRIVE THE PARTIES OF MINIMUM ADEQUATE REMEDIES UNDER TEXAS UCC SECTION 2-719 OR OTHER APPLICABLE LAW. In addition, WRT shall not be responsible for any loss, damage, demurrage, or expense due to delay in loading or unloading of SPPR’s Product except to the extent due to WRT’s gross negligence or willful misconduct.

ARTICLE 24

INDEMNITIES

24.1 Notwithstanding anything else contained in this Agreement, WRT shall release, defend, protect, indemnify, and hold harmless SPPR from and against any and all demands, claims (including third-party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) (collectively “Losses”) for or relating to (a) personal or bodily injury to, or death of the employees of SPPR and, as applicable, its Carriers, customers, representatives, and agents, (b) loss of or damage to any property, Products, material, and/or equipment belonging to SPPR and, as applicable, its Carriers, customers, representatives, and agents, and each of their respective Affiliates, contractors, and subcontractors (except for Product loss which is provided for in Article 8), and (c) loss of or damage to any other property, products, material, and/or equipment of any other description (except for Product loss which is provided for in Article 8), and/or personal or bodily injury to, or death of any other person or persons; and with respect to clauses (a) through (c) above, to the extent caused by or resulting in whole or in part from the acts and omissions of WRT (or as applicable, its carriers, customers (other than SPPR),

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

representatives and agents, or their respective employees) in connection with the ownership or operation of the Terminal Facilities and the services provided hereunder, and; PROVIDED THAT WRT SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS SPPR FROM AND AGAINST ANY LOSSES TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SPPR.

24.2 Notwithstanding anything else contained in this Agreement, SPPR shall release, defend, protect, indemnify, and hold harmless WRT and its Affiliates, and each of their respective officers, directors, shareholders, agents, employees, successors-in-interest, and assignees from and against any and all Losses for or relating to (a) personal or bodily injury to, or death of the employees of WRT and, as applicable, its carriers, customers, representatives, and agents; (b) loss of or damage to any property, products, material, and/or equipment belonging to WRT and, as applicable, its carriers, customers, representatives, and agents, and each of their respective Affiliates, contractors, and subcontractors (except for Product loss which is provided for in Article 8); (c) loss of or damage to any other property, products, material, and/or equipment of any other description (except for Product loss which is provided for in Article 8), and/or personal or bodily injury to, or death of any other person or persons; and with respect to clauses (a) through (c) above, to the extent caused by or resulting in whole or in part from the acts and omissions of SPPR (or as applicable, its Carriers, customers, representatives, and agents, or their respective employees) in connection with SPPR’s and its customers’ use of the Terminal Facilities and the services provided hereunder and SPPR’s volumes stored hereunder,; PROVIDED THAT SPPR SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS WRT FROM AND AGAINST ANY LOSSES TO THE EXTENT THEY RESULT FROM (A) THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WRT (B) A BREACH BY WRT OF ITS OBLIGATIONS UNDER SECTION 30.3 (THE SOLE REMEDY FOR SUCH BREACH BEING SET FORTH IN SECTION 30.4).

ARTICLE 25

INSURANCE

25.1 At all times during the Term of this Agreement and for a period of two (2) years after termination of this Agreement for any coverage maintained on a “claims-made” basis, SPPR and/or its Carrier (if applicable) shall maintain at their expense the insurance in the amounts as may be specified in writing by WRT to SPPR. SPPR shall require that its Carriers provide such insurance, and SPPR shall be liable to WRT for their failure to do so. Such insurance shall provide coverage to WRT and such policies, other than worker’s compensation insurance, shall include WRT as an additional insured. Each policy shall provide that it is primary to and not contributory with any other insurance, including any self-insured retention, maintained by WRT (which shall be excess) and each policy shall provide the full coverage required by this Agreement. All such insurance shall be written with carriers and underwriters acceptable to WRT, and eligible to do business in the states where the Terminal Facilities are located and having and maintaining an A.M. Best financial strength rating of no less than “A-” and financial size rating no less than “VII”; provided that SPPR and/or the Carrier may procure worker’s compensation insurance from the state fund of the state where the Terminal Facilities are located.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

25.2 All such policies must be endorsed with a Waiver of Subrogation endorsement, effectively waiving rights of recovery under subrogation or otherwise, against WRT, and shall contain where applicable, a severability of interest clause and a standard cross liability clause.

25.3 Upon execution of this Agreement and prior to the operation of any equipment by SPPR, Carrier or its authorized drivers at the Terminal Facilities, SPPR and/or Carrier will furnish to WRT, and at least annually thereafter (or at any other times upon request by WRT) during the Term of this Agreement (and for any coverage maintained on a “claims-made” basis, for two (2) years after the termination of this Agreement), insurance certificates and/or certified copies of the original policies to evidence the insurance required herein, including on behalf of Carrier’s contractors providing authorized vehicles or authorized drivers. Such certificates shall be in the form of the “Accord” Certificate of Insurance, and reflect that they are for the benefit of WRT and shall provide that there will be no material change in or cancellation of the policies unless WRT is given at least thirty (30) days prior written notice. Certificates providing evidence of renewal of coverage shall be furnished to WRT prior to policy expiration.

25.4 SPPR and/or Carrier shall be solely responsible for any deductibles or self-insured retention.

ARTICLE 26

GOVERNMENT REGULATIONS

26.1 Product Certification. Each Party certifies that none of the Products covered by this Agreement were derived from crude petroleum, petrochemical, or gas which was produced or withdrawn from storage in violation of any federal, state or other governmental law, nor in violation of any rule, regulation or promulgated by any governmental agency having jurisdiction with respect thereto.

26.2 Applicable Law. The Parties are entering into this Agreement in reliance upon and shall fully comply with all Applicable Law which directly or indirectly affects the Products throughput hereunder, or any receipt, throughput delivery, transportation, handling or storage of Products hereunder or the ownership, operation or condition of each Terminal Facility. Each Party shall be responsible for compliance with all Applicable Laws associated with such Party’s respective performance hereunder and the operation of such Party’s facilities. In the event any action or obligation imposed upon a Party under this Agreement shall at any time be in conflict with any requirement of Applicable Law, then this Agreement shall immediately be modified to conform the action or obligation so adversely affected to the requirements of the Applicable Law, and all other provisions of this Agreement shall remain effective.

26.3 New Or Changed Applicable Law: If during the Term, any new Applicable Law becomes effective or any existing Applicable Law or its interpretations is materially changed, which change is not addressed by another provision of this Agreement and which has a material adverse economic impact upon a Party, either Party, acting in good faith, shall have the option to

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

request renegotiation of the relevant provisions of this Agreement with respect to future performance. The Parties shall then meet to negotiate in good faith amendments to this Agreement that will conform to the new Applicable Law while preserving the Parties’ economic, operational, commercial and competitive arrangements in accordance with the understandings set forth herein.

ARTICLE 27

SUSPENSION OF REFINERY OPERATIONS

27.1 In the event that SPPR decides to permanently or indefinitely suspend, in full or in part, refining operations at SPPR’s Refinery for a period that shall continue for at least twelve (12) consecutive Months, SPPR may provide written notice to WRT of SPPR’s intent to terminate or proportionately reduce, as applicable, that part of this Agreement relating to the affected Terminal Facilities or other facilities at the end of such twelve (12)-Month period (the “Suspension Notice”). Such Suspension Notice shall be effective upon the expiration of the twelve (12)-Month period following the date such notice is sent, provided that as of the date of such expiration, the suspension of operations described in the Suspension Notice has actually occurred (the “Notice Period”). If, however, (a) upon the expiration of the Notice Period, the suspension of operations described in the Suspension Notice has not actually occurred or (b) SPPR provides notice to WRT, more than two Months prior to the expiration of the Notice Period, of its intent to resume operations at the Refinery or portion thereof, then the Suspension Notice shall be deemed revoked and the applicable portion of this Agreement shall continue in full force and effect as if such Suspension Notice had never been delivered.

27.2 During the Notice Period:

(a) WRT may provide terminalling and/or storage services utilizing the affected Terminal Facilities pursuant to one or more third-party agreements without the consent of SPPR; and

(b) SPPR’s Minimum Commitments shall be reduced to the extent of third-party usage of such capacity provided that SPPR shall still have access on a priority basis to the extent there is available capacity.

27.3 Upon the expiration of the Notice Period, then SPPR’s Minimum Commitments shall be adjusted to the Adjusted Minimum Commitments for the remaining unaffected Terminal Facilities, by deducting the applicable Stipulated Commitments for the Terminal Facility so removed from this Agreement.

ARTICLE 28

RIGHT TO ENTER INTO NEW AGREEMENT; CAPACITY EXPANSION

28.1 In the event that the Initial Term or the first Extension Period of this Agreement expires and SPPR desires to extend this Agreement pursuant to Section 3.1 but WRT does not agree to extend this Agreement, SPPR shall have the right to require WRT to enter into a new Terminalling, Transportation and Storage Services agreement with SPPR that (y) is consistent

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

with the terms and objectives set forth in this Agreement and (z) has commercial terms that are, in the aggregate, substantially similar to fair market value terms as would be agreed by similarly-situated parties negotiating at arm’s length; provided, however; that the term of any such new transportation services agreement shall not extend beyond the aggregate of any unexercised Extension Periods at the time of such expiration.

28.2 In the event that WRT proposes to enter into a Terminalling, Transportation and Storage Services agreement with a third-party upon the expiration of this Agreement described in Section 28.1, WRT shall give SPPR thirty (30) days’ prior written notice of any proposed new Terminalling, Transportation and Storage Services agreement with a third-party, including (x) details of all of the material terms and conditions thereof and (y) a thirty (30)-day period (beginning upon SPPR’s receipt of such written notice) (the “First Offer Period”) in which SPPR may make a good faith offer to enter into a new Terminalling, Transportation and Storage Services agreement with WRT (the “Right of First Refusal”). If SPPR makes an offer on terms no less favorable to WRT than the third-party offer with respect to such Terminalling, Transportation and Storage Services agreement during the First Offer Period, then WRT shall be obligated to enter into a Terminalling, Transportation and Storage Services agreement with SPPR on the terms set forth in the notice. If SPPR does not exercise its Right of First Refusal in the manner set forth above, WRT may, for the next thirty (30) days, proceed with the negotiation of the third-party Terminalling, Transportation and Storage Services agreement. If WRT and the third-party with which it is negotiating reach and sign a definitive agreement as to all material terms of a third-party Terminalling, Transportation and Storage Services Agreement (the “Definitive Agreement”), WRT shall immediately give SPPR a full copy of the Definitive Agreement including all schedules and exhibits. SPPR shall have thirty (30) days from the date of such notice (the “Second Offer Period”) to enter into an agreement with WRT on the same terms and conditions contained in the Definitive Agreement.

28.3 If, during the Term, WRT proposes the construction or acquisition of any new Terminal Facility or related facility that connects to any Terminal Facility, any expansion or enhancement of capacity on any existing Terminal Facility or any construction of new or the expansion of existing storage capacity associated with the Terminal Facility, then:

(a) WRT shall give prior written notice of such proposal to SPPR; and

(b) SPPR will have a right of first refusal to reserve some portion or all of the additional throughput capacity or storage capacity on commercial terms that are equal or more favorable to WRT than any commercial terms offered to WRT by a third-party.

ARTICLE 29

FORCE MAJEURE

29.1 As soon as possible upon the occurrence of a Force Majeure event, WRT shall provide SPPR with written notice of the event identifying the affected Terminal Facilities (a “Force Majeure Notice”). WRT shall also identify in such Force Majeure Notice the approximate length of time that WRT reasonably believes in good faith such Force Majeure shall continue (the “Force Majeure Period”). If WRT advises in any Force Majeure Notice that it

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

reasonably believes in good faith that the Force Majeure Period shall continue for more than twelve (12) consecutive Months, then, subject to Article 31 below, at any time after WRT delivers such Force Majeure Notice, either Party may terminate that portion of this Agreement relating to the affected Terminal Facility, but only upon delivery to the other Party of a notice (a “Termination Notice”) at least twelve (12) Months prior to the effectiveness of such termination; provided, however; that such Termination Notice shall be deemed cancelled and of no effect if the Force Majeure Period ends prior to the expiration of such twelve (12)-Month period.

29.2 If, during the pendency of a Force Majeure event, WRT is unable to meet the Minimum Commitments set forth in this Agreement, then affected commitments hereunder shall be proportionately reduced.

29.3 If this Agreement is terminated as to a Terminal Facility or facility under this Article 29, then SPPR’s Minimum Commitments shall be adjusted to the Adjusted Minimum Commitments, by deducting the applicable Stipulated Commitments for the Terminal Facility so removed from this Agreement.

29.4 For the avoidance of doubt, neither Party may exercise its right under this Article 29 to terminate this Agreement as a result of a Force Majeure with respect to any Terminal Facility that has been unaffected by, or has been restored to working order since, the applicable Force Majeure, including pursuant to a Restoration under Article 30.

ARTICLE 30

CAPABILITIES OF FACILITIES

30.1 Interruptions of Service. WRT shall use reasonable commercial efforts to minimize the interruption of service at each Terminal Facility and any portion thereof. WRT shall promptly inform SPPR operational personnel of any anticipated partial or complete interruption of service at any Terminal Facility, including relevant information about the nature, extent, cause and expected duration of the interruption and the actions WRT is taking to resume full operations, provided that WRT shall not have any liability for any failure to notify, or delay in notifying, SPPR of any such matters except to the extent SPPR has been materially prejudiced or damaged by such failure or delay.

30.2 Maintenance and Repair Standards. Subject to Force Majeure and interruptions for routine repair and maintenance, consistent with customary terminal industry standards, WRT shall maintain each Terminal Facility in a condition and with a capacity sufficient to throughput a volume of SPPR’s Products at least equal to the respective Minimum Commitments for such Terminal Facility. WRT’s obligations may be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure or other interruption of service that prevents WRT from terminalling the Minimum Commitments hereunder. To the extent WRT is prevented from terminalling volumes equal to the full Minimum Commitments for reasons of Force Majeure or other interruption of service, then SPPR’s obligation to throughput the Minimum Commitments and pay any Shortfall Payment shall be reduced proportionately. At such time as WRT is capable of terminalling volumes equal to the Minimum Commitments, SPPR’s obligation to store or throughput the Minimum Commitments shall be restored. If, for any reason, the throughput or

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

storage capacity of any Terminal Facility should fall below that required by SPPR for that Terminal Facility, then within a reasonable period of time after the commencement of such reduction, WRT shall make repairs to the Terminal Facility to restore the Terminal Facility to the storage and throughput capacity required by SPPR (“Restoration”). Except as provided below in Section 30.3 and 30.4, all of such Restoration shall be at WRT’s cost and expense, unless the damage creating the need for such repairs was caused by the negligence or willful misconduct of SPPR, its Carriers, agents, representatives or customers or any of their respective employees.

30.3 Capacity Resolution. In the event of the failure of WRT to maintain any Terminal Facility in a condition and with a capacity sufficient to throughput a volume of SPPR’s Products as required by SPPR, then either Party shall have the right to call a meeting between executives of both Parties by providing at least two (2) Business Days’ advance written notice. Any such meeting shall be held at a mutually agreeable location and will be attended by executives of both Parties each having sufficient authority to commit his or her respective Party to a Capacity Resolution (hereinafter defined). At the meeting, the Parties will negotiate in good faith with the objective of reaching a joint resolution for the Restoration of capacity on the affected Terminal Facility which will, among other things, specify steps to be taken by WRT to fully accomplish Restoration and the deadlines by which the Restoration must be completed (the “Capacity Resolution”). Without limiting the generality of the foregoing, the Capacity Resolution shall set forth an agreed upon time schedule for the Restoration activities. Such time schedule shall be reasonable under the circumstances, consistent with customary terminal industry standards and shall take into consideration WRT’s economic considerations relating to costs of the repairs and SPPR’s requirements concerning its refining and marketing operations. WRT shall use commercially reasonable efforts to continue to provide storage and throughput of SPPR’s Products at the affected Terminal Facility, to the extent the Terminal Facility has capability of doing so, during the period before Restoration is completed. In the event that SPPR’s economic considerations justify incurring additional costs to restore the Terminal Facility in a more expedited manner than the time schedule determined in accordance with the preceding sentence, SPPR may require WRT to expedite the Restoration to the extent reasonably possible, subject to SPPR’s payment, in advance, of the estimated incremental costs to be incurred as a result of the expedited time schedule. Upon completion, SPPR shall pay the difference between the actual portion of Restoration costs to be paid by SPPR pursuant to this Section 30.3 and the estimated amount paid under the preceding sentence within thirty (30) days after receipt of WRT’s invoice therefor, or, if appropriate, WRT shall pay SPPR the excess of the estimate paid by SPPR over WRT’s actual costs as previously described within thirty (30) days after completion of the Restoration.

30.4 SPPR’s Right To Cure. If WRT either (a) refuses or fails to meet with SPPR within the period set forth in Section 30.3, (b) fails to agree to perform a Capacity Resolution in accordance with the standards set forth in Section 30.3, or (c) fails to perform its obligations in compliance with the terms of a Capacity Resolution, SPPR may, as its sole remedy for any breach by WRT of any of its obligations under Section 30.3, require WRT to complete a Restoration of the affected Terminal Facility, subject to and to the extent permitted under the terms, conditions and/or restrictions of applicable leases, permits and/or Applicable Law. Any such Restoration required under this Section 30.4 shall be completed by WRT at SPPR’s cost.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

WRT shall use commercially reasonable efforts to continue to provide storage and throughput of SPPR’s Products at the affected Terminal Facility, during the period while such Restoration is being completed. Any work performed by WRT pursuant to this Section 30.4 shall be performed and completed in a good and workmanlike manner consistent with applicable industry standards and in accordance with all Applicable Laws, rules and/or regulations. Additionally, SPPR may exercise any remedies available to it under this Agreement (other than termination), including the right to immediately seek temporary and permanent injunctive relief for specific performance by WRT of the applicable provisions of this Agreement, including, without limitation, the obligation to make Restorations as described herein.

30.5 Commingled Storage. All storage and throughput of SPPR’s volumes shall be on a fungible commingled basis, and WRT may commingle such volumes with products of like grade and kind. All tank heels shall be allocated among all storage users on a pro rata basis. WRT shall have the right to enter into arrangements with third parties to throughput and store volumes at each Terminal Facility, provided however, that WRT shall not enter into any third-party arrangements that would restrict or limit the ability of SPPR to throughput or store the Minimum Product Throughput Commitment or Minimum Product Storage Commitment at each Terminal Facility each Month without proration or allocation, on reasonable schedules consistent with SPPR’s requirements, and to receive the services provided herein.

30.6 Dedicated Storage. In the event that the Parties determine to use dedicated storage tanks during the Term of this Agreement, such storage tanks and capacities shall be dedicated and used exclusively for the storage and throughput of SPPR’s Product. For those dedicated tanks, SPPR shall be responsible for providing all tank heels required for operation of such tanks.

ARTICLE 31

TERMINATION

31.1 Termination for Default. A Party shall be in default under this Agreement if:

(a) the Party materially breaches any provision of this Agreement and such breach is not cured within twenty (20) Business Days after notice thereof (which notice shall describe such breach in reasonable detail) is received by such Party; or

(b) the Party (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Applicable Law, or has any such petition filed or commenced against it which is not withdrawn or dismissed within thirty (30) days, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced) or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets which is not withdrawn or dismissed within thirty (30) days.

(c) If any of the Parties is in default as described above, then the non-defaulting Party may: (i) terminate this Agreement upon notice to the defaulting Parties; (ii) withhold any payments due to the defaulting Parties under this Agreement; and/or (iii) pursue any other remedy at law or in equity.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

31.2 SPPR shall, upon expiration or termination of this Agreement, promptly remove all of its Products including any downgraded and interface Product from the Terminal Facilities within thirty (30) days of such termination or expiration to the extent such removal is possible within this time frame. In the event all of the Product is not removed within such thirty (30) day period, SPPR shall be assessed storage fees to all products held in storage more than thirty (30) days beyond the termination or expiration of this Agreement until such time SPPR’s entire Product is removed from the Terminal Facilities.

31.3 SPPR shall, upon expiration or termination of this Agreement, promptly remove any and all of its owned equipment not purchased by WRT pursuant to Article 19 above, and restore the Terminal Facilities to their condition prior to the installation of such equipment.

ARTICLE 32

ASSIGNMENT; PARTNERSHIP CHANGE OF CONTROL

32.1 SPPR shall not assign any of its rights or obligations hereunder without WRT’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however; that SPPR may assign this Agreement, without WRT’s consent, (a) to an Affiliate of SPPR; provided such assignment shall not relieve SPPR of its obligations under this Agreement and (b) in connection with a sale by SPPR of the Refinery so long as the transferee: (i) agrees to assume all of SPPR’s obligations under this Agreement; and (ii) is financially and operationally capable of fulfilling the terms of this Agreement, which determination shall be made by WRT in its reasonable judgment.

32.2 WRT shall not assign any of its rights or obligations under this Agreement without SPPR’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) WRT may assign this Agreement, without SPPR’s consent, (i) to an Affiliate of WRT; provided such assignment shall not relieve WRT of its obligations under this Agreement and (ii) in connection with a sale by WRT of one or more of its Terminal Facilities so long as the transferee: (A) agrees to assume all of WRT’s obligations under this Agreement with respect to the associated Terminal Facility; (B) is financially and operationally capable of fulfilling the terms of this Agreement, which determination shall be made by SPPR in its reasonable judgment; and (C) is not a competitor of SPPR; and (iii) WRT shall be permitted to make a collateral assignment of this Agreement solely to secure working capital financing for WRT.

32.3 If either SPPR or WRT assigns its rights or obligations under this Agreement relating to a specific Terminal Facility (other than an assignment to an Affiliate), then:

(a) the Minimum Commitments with respect to such Terminal Facility shall be converted to the Adjusted Minimum Commitments, excluding such transferred Terminal Facility; and,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(b) both SPPR’s and WRT’s obligations shall continue with respect to the remaining Terminal Facilities.

32.4 Any assignment that is not undertaken in accordance with the provisions set forth above shall be null and void ab initio. A Party making any assignment shall promptly notify the other Party of such assignment, regardless of whether consent is required. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

32.5 SPPR’s obligations hereunder shall not terminate in connection with a Partnership Change of Control, provided however, that in the case of a Partnership Change of Control, SPPR shall have the unilateral option, exercisable within thirty (30) days after receipt of notice from WRT of such Partnership Change of Control, to extend the Term of this Agreement for a period not to exceed the remaining term of the Agreement as of such Partnership Change of Control, taking in account any remaining Extension Periods, as long as such extension does not impact the Partnership’s classification as a partnership for tax purposes.

ARTICLE 33

NOTICE

33.1 All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as Federal Express or United Parcel Service one (1) Business Day after deposit therewith prepaid; or (d) if by e-mail, one Business Day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows (or to such other address or to such other person as either Party will have last designated by notice to the other Party):

If to SPPR, to:

Attn: President and Chief Operating Officer

St. Paul Park Refining Co. LLC

c/o Western Refining, Inc.

1250 W. Washington Street, Suite 300

Tempe, Arizona 85281

Facsimile: 602-797-2650

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

With a copy to:

Attn: Office of the General Counsel

Western Refining, Inc.

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-797-2650

If to WRT, to:

Attn: Senior Vice President – Operations

Western Refining Terminals, LLC

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-683-5737

With a copy to:

Attn: Office of the General Counsel

Western Refining Terminals, LLC

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-797-2650

ARTICLE 34

CONFIDENTIAL INFORMATION

34.1 The Parties understand and agree that the terms and conditions of this Agreement, all documents referred to herein and all communications between the Parties regarding this Agreement and the services hereunder (collectively, the “Confidential Information”) are confidential, shall only be used in connection with this Agreement and shall not, without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, be disclosed by a Party to a third-party at any time other than to: (a) a Party’s parent, Affiliate or subsidiary entities, and their respective officers, directors, employees, accountants, attorneys or consultants; (b) as may be necessary to enforce their respective rights under this Agreement; (c) to the extent necessary or required by Laws, legal process, order of court or other judicial body, or pursuant to any government agency, regulatory body or security exchange; or (d) to a purchaser or potential purchaser of all or substantially all of a Party’s assets or interests or to a potential purchaser of the assets or interest in any Terminal Facility or facility which is under a written obligation of confidentiality to the Party disclosing such information and which agrees to be bound by the non-disclosure provisions herein. Notwithstanding anything herein to the contrary, the Parties may disclose the existence of and general terms regarding the Agreement to third parties, though not specific terms such as pricing, without the need for such consent. Confidential Information shall not include information which is or becomes available to the general public without fault of the receiving Party, was in the

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

possession of the receiving Party on a non-confidential basis prior to receipt from the disclosing Party, is obtained by the receiving Party without confidentiality obligations, or is independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information. The obligations in this Article 34 shall survive the termination of this Agreement for a period of two (2) years.

ARTICLE 35

MISCELLANEOUS

35.1 Modification; Waiver. This Agreement may be terminated, amended or modified only by a written instrument executed by the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by the Party entitled to the benefits thereof. No waiver of any of the terms and conditions of this Agreement, or any breach thereof, will be effective unless in writing signed by a duly authorized individual on behalf of the Party against which the waiver is sought to be enforced. No waiver of any term or condition or of any breach of this Agreement will be deemed or will constitute a waiver of any other term or condition or of any later breach (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

35.2 Entire Agreement. This Agreement, together with the Schedules, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

35.3 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. In the event any dispute between the Parties is not resolved by arbitration as set forth herein, each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Southern District of Texas sitting in Houston, Texas, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Harris County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

35.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

35.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

35.6 No Third Party Beneficiaries. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.

35.7 ARBITRATION. THE PARTIES AGREE THAT TO THE EXTENT ANY DISPUTE DOES NOT INVOLVE DISPUTED AMOUNTS IN EXCESS OF $1,000,000, ANY SUCH DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE DECIDED BY CONFIDENTIAL, BINDING NEUTRAL ARBITRATION AS PROVIDED BY TEXAS LAW TO BE CONDUCTED IN ACCORDANCE WITH THE JAMS STREAMLINED ARBITRATION RULES AND PROCEDURES BY A SINGLE NEUTRAL ARBITRATOR. THE PARTIES ARE GIVING UP ANY RIGHTS EACH MIGHT POSSESS TO DISCOVERY AND APPEAL OF SUCH DISPUTES AND TO HAVE SUCH DISPUTES LITIGATED IN A COURT OR BY JURY TRIAL. THE AGREEMENT TO THIS PROVISION IS VOLUNTARY. Unless the Parties agree otherwise, the place of any arbitration shall be Harris County, Texas. The arbitrators shall issue a reasoned written decision and award which shall not include any damages which are prohibited hereunder. The obligations of the Parties under this Section shall survive the expiration or termination of this Agreement. In the event that any dispute involves amounts in excess of $1,000,000, the Parties may litigate the dispute in accordance with the remaining provisions of this Agreement.

35.8 WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.

35.9 Schedules. Each of the Schedules attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

35.10 Survival. All obligations of the Parties that shall have accrued under this Agreement prior to the expiration or termination hereof shall survive such expiration or termination to the extent the same remain unsatisfied as of the expiration or termination of this Agreement. The Parties further expressly agree that all provisions of this Agreement which contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

35.11 Guarantee. Simultaneously with the execution of this Agreement, Northern Tier Energy LP (“NTI”) has executed and delivered to WRT a guarantee of SPPR’s payment obligations under this Agreement. In the event that WNR is not prohibited or restricted from guaranteeing the payment obligations of SPPR under this Agreement pursuant to the WNR Credit Facility, SPPR shall use its reasonable efforts to cause WNR to deliver a guarantee of SPPR’s payment obligations under this Agreement in a form comparable to the guarantee provided by NTI in connection with the execution of this Agreement.

[Remainder of this page intentionally left blank.]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

ST. PAUL PARK REFINING CO. LLC

By:	/s/ David L. Lamp

Name:	David L. Lamp
Title:	President and Chief Operating Officer

WESTERN REFINING TERMINALS, LLC

By:	/s/ Matthew L. Yoder

Name:	Matthew L. Yoder
Title:	Senior Vice President – WNRL

[SIGNATURE PAGE – ST. PAUL PARK TERMINALLING AGREEMENT]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Schedule 4.1

Minimum Product Commitments

A.	Minimum Product Storage Commitment

Tank Type	Minimum Product Storage Commitment (barrels)
Cottage Grove, MN
Crude Oil Tankage	864,668
St. Paul Park, MN
Refined Product Tankage	2,314,322
Asphalt Tankage	756,009
Bullets & spheres	36,163

The shell capacity for each Tank Type set forth above is the applicable Minimum Product Storage Commitment for each Tank Type.

B.	Minimum Product Additive and Blending Commitment

Terminal	Minimum Additive Injection Commitment (Loading Rack) (barrels/month)	Minimum Additive Injection Commitment (Non-Rack) (barrels/month)	Minimum Ethanol and Biodiesel Blending Commitment
St. Paul Park, MN	949,000	107,000	885,000

C.	Minimum Product Throughput Commitment

Description	Minimum Product Throughput Commitment (barrels/month)
Pipeline Inbound/Outbound	3,236,000
Rail Inbound/Outbound	137,000
Truck Inbound/Outbound	1,484,000
Barge Inbound/Outbound	43,000

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Schedule 4.2

Minimum Product Fees

A.	Minimum Product Storage Reservation Fee

Terminal/Tank Type	Minimum Product Storage Capacity (barrels)	Monthly Rate ($/barrel)
Cottage Grove, MN
Crude Oil Tankage	864,668	$	***
St. Paul Park, MN
Refined Products Tankage	2,314,322	$	***
Asphalt Tankage	756,009	$	***
Bullets & spheres	36,163	$	***

B.	Minimum Product Additive and Blending Fee

Description of Services	Rate ($/barrel)
Additive injection fee (loading racks)	$	***
Additive injection fee (non-rack)	$	***
Ethanol and biodiesel blending	$	***

C.	Minimum Product Throughput Fee

Description	Rate ($/barrel)
Pipeline Inbound/Outbound	$	***
Rail Inbound/Outbound	$	***
Truck Inbound/Outbound	$	***
Barge Inbound/Outbound	$	***

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE

TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Schedule 28.3

Stipulated Commitments

A.	Stipulated Product Storage Commitment

Terminal/Tank Type	Stipulated Product Storage Commitment (barrels/month)
Cottage Grove, MN
Crude Oil Tankage	864,668
St. Paul Park, MN
Refined Product Tankage	2,314,322
Asphalt Tankage	756,009
Bullets & spheres	36,163

B.	Stipulated Product Throughput Commitment

Terminal	Pipeline In/Out (barrels/month)	Rail In/Out (barrels/month)	Truck In/Out (barrels/month)	Barge In/Out (barrels/month
St. Paul Park, MN	3,236,000	137,000	1,484,000	43,000

C.	Stipulated Product Additive and Blending Commitment

Terminal	Stipulated Additive Injection Commitment (Loading Rack) (barrels/month)	Stipulated Additive Injection Commitment (Non-Rack) (barrels/month)	Stipulated Ethanol and Biodiesel Blending Commitment
St. Paul Park, MN	949,000	107,000	885,000